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                                                                   EXHIBIT 10.16





                                     A NOTE



         U.S.$4,200,000.00                                       August 5, 1998



                  FOR VALUE RECEIVED, UNITED PETROLEUM CORPORATION, a corporation organized and existing under the laws of Delaware, CALIBUR SYSTEMS, INC., a corporation organized and existing under the laws of Tennessee, and JACKSON-UNITED PETROLEUM CORPORATION, a corporation organized and existing under the laws of Kentucky (each a "Borrower" and, collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of INFINITY INVESTORS LIMITED, a Nevis West Indies corporation (the " Lender"), in lawful money of the United States of America in immediately available funds, to Citibank, New York City, ABA No. 021000089, Credit to Bear Stearns Acct. No. 0925-3186, f/c/o Infinity Investors Limited, Acct. No. 102-05092 or such other location as the Lender may from time to time specify, on the Maturity Date (as defined in the Amended, Restated and Consolidated Credit Agreement, dated as of August 5, 1998 (as modified, supplemented or amended from time to time, the "Credit Agreement")) the principal sum of U.S.$4,200,000.00 (Four Million, Two-Hundred Thousand United States Dollars) or, if less, the unpaid principal amount of the Calibur Consolidated Loan (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement (or, in either case, so much thereof as shall not have been repaid or paid).

                  The Borrowers promise also to pay interest on the unpaid principal amount of the Calibur Consolidated Loan in like money to said account from the date such Calibur Consolidated Loan is made until paid at the rates and at the times provided in Section 2.5 of the Credit Agreement.

                  This Note is the A Note referred to in the Credit Agreement, between the Borrowers and the Lender, and is entitled to the benefits of the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this A Note is subject to voluntary prepayments and mandatory repayments, in whole or in part.

                  In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this A Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

                  The Borrowers hereby waive presentment, demand, protest or other notice of any kind in connection with this A Note.


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                  This A Note shall be construed in accordance with and be
governed by the law of the State of New York of the United States of America.

                                          UNITED PETROLEUM CORPORATION,
                                          a Delaware corporation



                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                          CALIBUR SYSTEMS, INC.,
                                          a Tennessee corporation

                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                          JACKSON-UNITED PETROLEUM
                                          CORPORATION, a Kentucky corporation



                                          By:
                                             ---------------------------------
                                          Name:
                                          Title: